Exhibit 99.1

Rubius Therapeutics Appoints Noubar Afeyan as Chairman of its Board of Directors

CAMBRIDGE, Mass., May 24, 2022 (GLOBE NEWSWIRE) – Rubius Therapeutics, Inc. (Nasdaq: RUBY), a clinical-stage biopharmaceutical company that is biologically engineering red blood cells to create an entirely new class of cellular medicines called Red Cell Therapeutics™ for the treatment of cancer and autoimmune diseases, today announced the appointment of Noubar Afeyan, Ph.D., co-founder and member of the board of directors of Rubius Therapeutics and chief executive officer of Flagship Pioneering, as chairman of its board of directors. David Epstein who has served as chairman since 2017 will remain a member of the board.

“Since we founded Rubius Therapeutics in FlagshipLabs in 2014, my conviction in the transformative potential of the RED PLATFORM to benefit patients has significantly grown,” said Dr. Afeyan. “With the first-in-human monotherapy clinical results for RTX-240, our lead oncology candidate, we have begun to validate our broad immune stimulation modality and the RED PLATFORM for the treatment of cancer. Under Pablo’s leadership, the Rubius team has established preclinical proof of concept for our autoimmune approach in type 1 diabetes with data from two rigorous preclinical models. Given the programmable nature of the platform, I expect we will enable additional therapeutics modalities to modulate the immune system. I look forward to helping the team build upon the strong foundation that has been created.”

Dr. Afeyan is founder and CEO of Flagship Pioneering, a company that conceives, creates, resources and develops first-in-category bioplatform companies to transform human health and sustainability. He is also co-founder and chairman of Moderna, the pioneering company of mRNA medicines which developed and supplied novel vaccine technology to address the global COVID-19 pandemic. During his 35-year career as inventor, entrepreneur and CEO, he has co-founded and developed over 70 life science and technology startups. Currently, he sits on several private and public company boards, including Moderna, Omega Therapeutics, Generate Biomedicines, Rubius Therapeutics and Tessera Therapeutics.

“Noubar’s experience in building bioplatform companies will be instrumental as we embark on our next phase of growth with several clinical milestones within the next 12 months and continue our strong pace of innovation to elucidate the full potential of the RED PLATFORM over the next several years,” said Pablo J. Cagnoni, M.D., president and chief executive officer. “We are grateful for David’s guidance and support for the past five years, which has been invaluable in building a strong foundation for Rubius. We look forward to continuing to leverage his deep pharmaceutical and biotechnology experience as a member of our board of directors.”

“Since I joined the Rubius board of directors as chairman, we have made remarkable progress in advancing an entirely new class of medicines to treat patients with limited therapeutic options,” said Mr. Epstein. “From building our own manufacturing capabilities to advancing a broad clinical pipeline of cancer therapeutics and establishing preclinical proof of concept in type 1 diabetes, we are only just beginning to realize the full power and potential of the RED PLATFORM.”

About Rubius Therapeutics

Rubius Therapeutics is a clinical-stage biopharmaceutical company developing a new class of medicines called Red Cell Therapeutics™. The Company’s proprietary RED PLATFORM® was designed to biologically engineer and culture Red Cell Therapeutics™ that are selective, potent and off-the-shelf allogeneic cellular therapies for the potential treatment of several diseases across multiple therapeutic areas. Rubius’ initial focus is to advance RCT™ product candidates for the treatment of cancer and autoimmune diseases by leveraging two distinct therapeutic modalities — potent cell-cell interaction and tolerance induction. Rubius Therapeutics was recently named among the 2021 Top Places to Work in Massachusetts by the Boston Globe, and its manufacturing site was recently named 2022 Best Places to Work in Rhode Island by Providence Business News. For more information, visit www.rubiustx.com, follow us on Twitter or LinkedIn or like us on Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding beliefs about Rubius’ execution across preclinical and clinical development, Rubius’ plans and expected timing to present clinical results for its clinical development programs, beliefs about the potential of, opportunities for and advantages of our drug candidates and RED PLATFORM.  The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the development of our Red Cell Therapeutic product candidates and their therapeutic potential, our ability to execute on our plans and expectations, our analyses of clinical and preclinical data and other risks identified in our filings with the U.S. Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter-ended March 31, 2022, and risks and uncertainties related to the severity and duration of the impact of COVID-19 on our business and operations. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Contacts:

Rubius Therapeutics

Investors

Lori Murray, Chief Corporate Affairs Officer

lori.murray@rubiustx.com

Media

Marissa Hanify, Director, Corporate Communications

marissa.hanify@rubiustx.com

Flagship Pioneering

Media

Olivia Offner

ooffner@flagshippioneering.com